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                                                                     Exhibit 3.2


                                     BY-LAWS




                                       OF




                           CORROON & BLACK CORPORATION

















                                   AS AMENDED

                                DECEMBER 6, 1989


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                           CORROON & BLACK CORPORATION

                                     BY-LAWS

                                   ARTICLE I.

                                    OFFICES.

The Corporation shall maintain a registered office in the State of Delaware. In addition, the Corporation may maintain such other offices and places of business, both within and without the State of Delaware, as the Board of Directors may determine or as the business and affairs of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS.

      SECTION 1. PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as the Board of Directors shall determine.

      SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the last Thursday of April in each year, or on such other date as may be fixed by resolution of the Board of Directors and set forth in the notice of such meeting. At any such meeting or any adjournment thereof, the stockholders shall elect a Board of Directors and transact any other business authorized or required to be transacted by the stockholders.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee, the President or by order of the Board of Directors or of the Executive Committee.

      SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given not less than ten (1O) nor more than sixty (60) days before such meeting to each stockholder of record at such address as may appear on the stock books of the Corporation.

      SECTION 5. RECORD DATE. In order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or


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allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and no more than sixty (60) days prior to any other action.

      If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given or at the close of business on the day next preceding the day on which the meeting is held, and such date for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 6. LIST OF STOCKHOLDERS. The Secretary shall prepare, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For said ten (10) days such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during normal business hours, either at a place within the city where said election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place of the meeting. The list shall also be produced and kept at the time and place of any meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      SECTION 7. QUORUM. At all meetings of the stockholders, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote thereat, present either in person or by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law, by the Certificate of Incorporation or by these by-laws. In the absence of a quorum, the presiding officer of the meeting shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of stock shall be represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 8. ORGANIZATION. At every meeting of the stockholders the Chairman of the Board, or in his absence, the President, or in the absence of both, the Chairman of the Executive Committee or in the absence of all three, any Vice President, or in the absence of all of said persons, a chairman


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chosen by the stockholders present in person and by proxy and entitled to vote thereat, by majority vote, shall act as chairman. To the maximum extent permitted by law, such chairman shall have the power to set procedural rules governing all aspects of the meeting, including the order of business.

      SECTION 9. VOTING. Except as provided in the Certificate of Incorporation, each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The vote for directors and, upon demand of any stockholder, the vote upon any questions before the meeting shall be by ballot. All matters shall be decided by a majority of shares present in person or by proxy and entitled to vote, except as otherwise provided by law, the Certificate of Incorporation or by these by-laws.

      SECTION 10. INSPECTORS OF ELECTION. All elections of directors and all votes where a ballot is required shall be conducted by two inspectors of election who shall be appointed by the Board of Directors; but in the absence of such appointment by the Board of Directors, the chairman of the meeting shall appoint such inspectors who shall not be directors or candidates for the office of director.

                                  ARTICLE III.

                               BOARD OF DIRECTORS.

      SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

      SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be not less than nine (9) nor more than seventeen (17), as may be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. The term of office of each director, subject to the provisions of the Certificate of Incorporation and except as herein limited, shall be until the next annual meeting of stockholders following his election and until his successor shall be duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided in Section 11 of this Article.

      SECTION 3. ELECTION OF DIRECTORS. The directors of the Corporation shall be elected annually at the annual meeting of stockholders.

      SECTION 4. QUORUM AND MANNER OF ACTING. Except as otherwise provided by statute or by these by-laws, one-third of the number of directors at that time fixed by resolution of the Board of Directors shall constitute a quorum for the transaction of


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business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be available. Notice of any adjourned meeting need not be given.

      SECTION 5. PLACE OF MEETINGS, OFFICES AND RECORDS. The Board of Directors may have one or more offices and keep the books and records of the Corporation within or without the State of Delaware, and may hold its meetings at such places as the Board may determine from time to time.

      SECTION 6. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which regular meetings of the Board are held and notice of such meeting need not be given; such meeting, however, may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

      SECTION 7. REgULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

      SECTION 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Chairman of the Executive Committee or by the President or by order of the Executive Committee. Notice of each such meeting shall be mailed to each director addressed to such director at his residence or his usual place of business at least two days prior to such meeting or shall be sent to each director by telegram, by telephone, by facsimile transmission, radio or cable, or personally, at least twenty-four (24) hours before the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided in these by-laws. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph or cable, whether before or after such meeting is to be held, or if he shall be present at the meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

      SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence the President, or in the absence of both, the Chairman of the Executive Committee, or in the absence of all three, any Vice


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President chosen by a majority of the Directors present, or in the absence of all of said persons, a director chosen by a majority of the Directors present, shall act as chairman. To the maximum extent permitted by law, such chairman shall have the power to set procedural rules governing all aspects of the meeting, including the order of business.

      SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time upon written notice to the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 11. REMOVAL OF DIRECTORS. Subject to the provisions of the Certificate of Incorporation, any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at any meeting of the stockholders called for the purpose; and the vacancy in the Board caused by any such removal may be filled at such meeting by the stockholders entitled to vote thereat.

      SECTION 12. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by the majority vote of the remaining directors then in office or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and each director so elected, shall, except as otherwise provided, hold office for a term to expire at the next annual election of directors, and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner provided in Section 11 of this Article.

      SECTION 13. FEES. Each director shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of the Board which he shall attend and in addition such transportation and other expenses actually and reasonably incurred by him in going to the meeting and returning therefrom.

      SECTION 14. MEETINGS BY CONFERENCE TELEPHONE. The Board of Directors and any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV.

                                   COMMITTEES.

      SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by


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a resolution passed by a majority of the whole Board, may designate such number of their members, not less that two (2), as it may from time to time determine, to constitute and Executive Committee, each member of which, unless otherwise determined by the Board, shall continue to be a member thereof until the expiration of his term of office as a director. The Chairman of the Executive Committee or, in his absence, the Chairman of the Board, or in the absence of both, the President, shall preside at meetings of the Executive Committee and the Secretary of the Corporation shall act as secretary thereof.

      The Board may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. The Board of Directors shall have power to change the members of the Executive Committee at any time, to fill vacancies, and to discharge such committee, either with or without cause, at any time.

      SECTION 2. POWERS. During the intervals between the meetings of the directors, the Executive Committee shall have, and may exercise, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the issuance of stock of the Corporation to employees of it or its subsidiaries, in such manner as the Executive Committee shall deem for the proper interest of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors, except that the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless specifically authorized to do so by the Certificate of Incorporation, these by-laws or by a resolution of the Board of Directors, no such committee shall have the powers or authority to declare a dividend or to authorize the issuance of stock.

      All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

      SECTION 3. PROCEDURE; MEETINGS; QUORUM. The Executive Committee shall fix its owns rules of procedure, and shall meet at such times and at such place or places as may be provided by


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such rules, or by resolution of the Executive Committee or of the Board of
Directors. At every meeting of the Executive Committee the presence of at least a majority of the members shall be necessary to constitute a quorum and the affirmative vote of at least a majority of the members present shall be necessary for the adoption by it of any resolution.

      SECTION 4. OTHER COMMITTEES. The Board of Directors, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute other committees, which shall in each case consist of such number of directors and shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

      SECTION 5. FEES. Each member of the Executive Committee and any other committee shall be paid such fee, if any, as shall be fixed by the Board of Directors or the Executive Committee for each meeting of the Executive Committee and any other committee which he shall attend and in addition such transportation and other expenses actually and reasonably incurred by him in going to the meeting and returning therefrom.

                                   ARTICLE V.

                                    OFFICERS.

      SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer, a Controller and a Secretary and such other officers as may be appointed in accordance with Section 4 of this Article. One person may hold the offices and perform the duties of any two of said offices, except those of: President and Vice President; Secretary and Assistant Secretary; Vice President and Assistant Vice President; Controller and Assistant Controller; or Treasurer and Assistant Treasurer.

      SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with provisions of Section 4 of this Article, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall gave resigned or shall gave been removed in the manner hereinafter provided. The Chairman of the Board and the President shall be chosen from among the Directors.

      SECTION 3. DIVISION OFFICERS. The Board of Directors may by resolution provide that any part of the business of the


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Corporation shall be conducted under the name of a Division, or Divisions, with such title or titles as shall be adopted by the Board; and provide for Division officers, whose powers and duties, except as otherwise specifically provided by resolution of the Board of Directors or the Executive Committee, shall be limited to that part of the business of the Corporation which is conducted in the name of the Division of which they are officers.

      The officers of each Division so created by the Board shall be a President, one or more Vice Presidents and a Treasurer. The Board of Directors may also, at its discretion, elect a chairman of any division and define his powers. The Board of Directors or the Executive Committee may also elect or appoint subordinate officers of each Division as provided in Section 4 of this Article. An officer elected or appointed as an officer of the Corporation pursuant to this Article may also be elected or appointed an officer of any Division or Divisions, with the same or a different title.

      SECTION 4. SUBORDINATE OFFICERS. The Board of Directors or the Executive Committee may from time to time elect or appoint such other officers of committees as it may deem necessary for the conduct of the business of the Corporation or of any Division thereof, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Controllers and one or more Assistant Treasurers. Such officers and committees shall hold office for such period, have such authority and perform such duties as provided in these by-laws or as may be prescribed by the Board, the Executive Committee of the officer making the appointment.

      SECTION 5. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at any meeting called for the purpose, or, except in the case of an officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these by-laws.

      Any officer may resign at any time by giving written notice of resignation to the Corporation. Any such resignation shall take effect at the date of receipt of such notice by the Corporation or at any later date specified or provided for therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or for any other cause may be filled for the unexpired portion of the term in the manner prescribed in there by-laws for regular election or appointment to such office.

      SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. He shall be a member of the Executive


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Committee, unless the Board of Directors shall, by resolution, otherwise determine. He shall, at each annual meeting and from time to time, report to the stockholders and to the Board of Directors all matters under his jurisdiction of which he has knowledge, which the interest of the Corporation may require be brought to their notice. In general, he shall perform all duties incident to the office of Chairman of the Board and such of the duties as may be assigned him by the Board of Directors or Executive Committee or as are prescribed by these by-laws. In the absence or incapacity of the Chairman of the Board, his duties as Chairman shall be performed by the President.

      SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the responsibility for carrying out the policies of the Board of Directors and, subject to the control of the Board, shall provide general leadership in matters of policy and planning and have general and active charge, control and supervision of the property, business and affairs of the Corporation. The Chief Executive Officer shall be either the Chairman of the Board or the President, unless the Board of Directors shall, by resolution, otherwise determine.

      SECTION 9. PRESIDENT. The President shall perform such duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee. He shall be a member of the Executive Committee unless the Board of Directors, shall, by resolution, otherwise determine. He shall at each annual meeting and from time to time report to the stockholders and to the Board of Directors all matters under his jurisdiction of which he has knowledge which the interest of the Corporation may require to be brought to their notice. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.

      SECTION 10. CHIEF OPERATING OFFICER. The Chief Operation Officer shall assist the Chief Executive Officer in the control and supervision of the property, business and affairs of the Corporation. The Chief Operating Officer shall be either the President or a Vice-President unless the Board of Directors shall, by resolution, otherwise determine.

      SECTION 11. VICE PRESIDENTS. During the absence or disability of the Chairman of the Board and the President to perform their duties or exercise their powers as set forth in these by-laws or in the law under which the Corporation exists, their powers shall be performed by a Vice President, and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon the officer for whom he is acting. Any Vice President shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer of the Chief Operating Officer.

      SECTION 12. ASSISTANT VICE PRESIDENTS. At the request of a Vice President or in his absence or disability, any Assistant


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Vice President shall have power to perform all the duties or the Vice President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Vice President. The Assistant Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Executive Committee, the Chief Executive Officer, the Chief Operating Officer or, in the case of Division officers, by the President of the Division.

      SECTION 13. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each stockholder, and make all proper in such register, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform duties incident to the office of Secretary and such other duties as my from time to time be assigned to him by the Board of Directors or the Executive Committee, or by the Chief Executive Officer or the Chief Operating Officer.

      SECTION 14. ASSISTANT SECRETARIES. At the request of the Secretary or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the Executive Committee, or by the Chief Executive Officer or the Chief Operating Officer.

      SECTION 15. THE TREASURER. The Treasurer shall give such bond for the faithful performance of his duties as the Board of Directors shall require. He shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; at all reasonable times exhibit his books of account and records of any corporation all of whose stock except directors' shares is owned by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon to do so; receive,


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and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee, or the Chief Executive
Officer or the Chief Operating Officer.

      SECTION 16. ASSISTANT TREASURERS. At the request of the Treasurer or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restriction upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the Executive Committee, or the Chief Executive Officer or the Chief Operating Officer.

      SECTION 17. CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. He shall keep or cause to be kept all books of account and accounting records of the Corporation and shall render to the Chairman, the President and the Board of Directors whenever they may require it, a report of the financial condition of the Corporation. He shall have such other powers and duties as shall be assigned to him by the Board of Directors or the Executive Committee, or the Chief Executive Officer or the Chief Operating Officer.

      SECTION 18. ASSISTANT CONTROLLER. At the request of the Controller or in his absence or disability, any Assistant Controller shall have power to perform all the duties of the Controller, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller. The Assistant Controller shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the Executive Committee, or the Chief Executive Officer or the Chief Operating Officer.

      SECTION 19. SALARIES. The salaries of the officers, including Division officers, shall be fixed from time to time by the Board of Directors or a committee designated by the Board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 1. CONTRACTS. The Board of Directors, or the Executive Committee, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these by-laws, no


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officer, agent of employee shall have any power or authority to bind the
Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 2. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by the Executive Committee. When so authorized, the Chairman of the Board, the President or any Vice President, and the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation , may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by the Board of Directors or the Executive Committee.

      SECTION 4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or the Executive Committee may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by the Executive Committee, and for the purpose of such deposit, the Chairman of the Board, the President, or any Vice President, or the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary, may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

      SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors or the Executive Committee may from time to time authorize the opening and keeping with such bank, trust companies or other depositaries as it may designate of general and special bank accounts, and may make such special rules and regulations, with respect thereto, not inconsistent with the provisions of these by-laws, as it may deem expedient.

      SECTION 6. PROXIES. Except as otherwise in these by-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the

Board of Directors, or of the Executive Committee, the chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII.

                           SHARES AND THEIR TRANSFER.

      SECTION 1. CERTIFICATES OF STOCK. Certificates for shares of the capital stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and shall be signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however that where any such certificate is signed by a transfer agent acting on behalf of the Corporation or by a registrar, any and all other signatures on the certificates may be facsimiled, printed or engraved.

      The stock record books and the blank stock certificate books shall be kept by the Secretary or by a transfer agent or by any other officer or agent designated by the Board of Directors or by the Executive Committee.

      SECTION 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be make only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred on the books of the Corporation shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person" or "persons" wherever used therein shall be deemed to include any firm, corporation or association. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

      SECTION 3. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

      SECTION 4. LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor, and the

Board of Directors or the Executive Committee may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate or, in case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction, and, the Board of Directors or the Executive Committee may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation an adequate bond, and with such surety or sureties, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft or destruction of any such certificate.

      SECTION 5. TRANSFER AGENT AND REGISTRAR; REGULATION. The Corporation shall, if and whenever the Board of Directors or the Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors of by the Executive Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a Registrar designated by the Board of Directors or by the Executive Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Transfer Agent or Registrar shall have been designated, shall be valid unless countersigned by such Transfer agent and registered by such Registrar. The Board of Directors or the Executive Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

      SECTION 6. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board of Directors or the Executive Committee shall, subject to the laws of the State of Delaware, have power to determine from time to time whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or the Executive Committee or of the stockholders of the Corporation.

                                  ARTICLE VIII.

                            DIVIDENDS, SURPLUS, ETC.

      Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the net assets of the Corporation in excess of its capital, or out of net profits or out of any funds at the time legally available for the declaration of dividends, (hereinafter referred to as "surplus or net profits") whenever, and in such amounts as, in its sole discretion, the condition of the affairs of the Corporation shall render advisable. The Board of Directors in its sole discretion may in accordance with law from time to time set aside from surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conductive to the best interests of the Corporation.

                                   ARTICLE IX.

                                INDEMNIFICATION.

      SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall to the fullest extent permitted by applicable law indemnify any person who is or was a director or officer of the Corporation (the "Indemnity") and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such Proceeding; provided, however, that except for a Proceeding initiated by a person pursuant to Section 4(d) hereof, seeking to enforce such person's right to indemnification hereunder, the Corporation shall indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) has been approved by the Board of Directors of the Corporation. The indemnification provided for in this Article shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnity in connection with such Proceeding, consistent with the provisions of applicable law. The Corporation, by action of its Board of Directors, may provide indemnification to employees and agents of the Corporation and to any person serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in the same manner and with the same scope and effect as that provided to any Indemnity pursuant to this Article.

      SECTION 2. INSURANCE, CONTRACTS AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any Indemnity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article or incurred by any Indemnity in connection with any Proceeding referred to in Section 1 of this Article, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Indemnity in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided by this Article.

      SECTION 3. INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

      SECTION 4. ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Articles:

           (a) ADVANCEMENT OF EXPENSES. All reasonable expenses incurred by or on behalf of the Indemnity in connection with any Proceeding shall be advanced to the Indemnity by the Corporation within 20 days after the receipt by the Secretary of the Corporation of a written statement or statements from the Indemnity requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnity and shall be accompanied by such documentation and information as is reasonably available to the Indemnity regarding the Proceeding. If required by law at the time of such advance, the Corporation shall be entitled, as a condition to such advance, to a written undertaking by or on behalf of the Indemnity to repay the amounts advanced if it should ultimately be determined that the Indemnity is not entitled to be indemnified against such expenses pursuant to this Article.

           (b)   Procedure for Determination of Entitlement to Indemnification.

           (i) To Obtain indemnification under this Article, an Indemnity shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonable available to the Indemnity and reasonably necessary to determine whether and to what extent the Indemnity is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnity's entitlement to the indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnity has requested indemnification.

           (ii) The Indemnity's entitlement to indemnifi-cation under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnity so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

           (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnity does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnity shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

           (c) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. Except as otherwise expressly provided in this Article, the Indemnity shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under section 4(b) to determine entitlement to indemnification shall not have been appointed and shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnity shall be deemed to be entitled to indemnification and the Indemnity shall be entitled to such indemnification unless (i) the Indemnity misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTERDERE or its equivalent, shall not, of itself, adversely affect the right of the Indemnity to indemnification or create a presumption that the Indemnity did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that the Indemnity had reasonable cause to believe that his conduct was unlawful.

           (d)   Remedies of Indemnity.

           (i) In the event that a determination is made pursuant to Section 4(b), that the Indemnity is not entitled to indemnification under this Article,
(A) the Indemnity shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnity's sole option, in (x) an appropriate court of the State of Delaware of any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be DE NOVO and the Indemnity shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnity is not entitled to indemnification under this Article.

           (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnity is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnity misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (C) advancement of expenses is not timely made pursuant to Section 4(a) or
(D) payment of indemnification is not made within five days after a determination of entitlement or indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnity shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnity such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnity to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

           (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and pre-sumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

           (iv) In the event that the Indemnity, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnity shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonable incurred by him if the Indemnity prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnity is entitled to receive part but not all of the Indemnification or advancement of expenses sought, the expenses incurred by the Indemnity in connection with such judicial adjudication or arbitration shall be prorated accordingly.

           (e)   Definitions. For purposes of this Section 4:

           (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to item 5(f) of Schedule 14A of the Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used I Section 13(d) and 14 (d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

           (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnity.

           (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnity in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnity in an action to determine the Indemnity's rights under this Article.

      SECTION 5. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE X.

                                      SEAL.

      The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation (1928) and the words "Corporate Seal Delaware".

                                   ARTICLE XI.

                                  FISCAL YEAR.

      The fiscal year of the Corporation shall begin on the first day of January in each year.

                                  ARTICLE XII.

                                   AMENDMENTS.

      All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such meeting, or by the Board of Directors at any regular or special meeting.

                       Consent of The Sole Shareholder of

                           Willis Corroon Corporation


      The undersigned, being the sole shareholder of Willis Corroon Corporation, a Delaware corporation, does hereby consent to the adoption of the following resolution:

      RESOLVED, that, effective January 1, 1992 the first sentence of Article III, Section 2 of the Corporation's By-laws be amended to read as follows:

            "The number of directors shall not be less than one (l) nor more than five (5), as may be fixed from time to time by resolution of the Shareholder or the Board of Directors."

      and be it

      FURTHER RESOLVED, that, effective January 1, 1992 the number of directors of the Corporation be and it hereby is fixed at five (5); and be it

      FURTHER RESOLVED, that, effective January 1, 1992, the following individuals be, and each hereby is, elected a director of the Corporation, to serve until the Annual Meeting of Stockholders and until his successor is elected and qualified:

                          Richard M. Miller
                          John R. Lamberson
                          Donald R. King J.
                          Bransford Wallace
                          Joseph V. Ambrose, Jr.

      FURTHER RESOLVED, that James R. McMasters be and he hereby is elected, effective January l,1992, Assistant Vice President and Claims Administrator of the Corporation and he shall hold such office until the election of his successor.

DATED: December 31, 1991
                                              Willis Corroon Group plc

                                           By /s/ Joseph V. Ambrose, Jr.
                                              --------------------------
                                                  Joint Secretary

                        CONSENT OF THE BOARD OF DIRECTORS

                                       OF

                           WILLIS CORROON CORPORATION



      The undersigned, being all of the Directors of Willis Corroon Corporation, a Delaware corporation, does hereby consent to the adoption of the following resolutions:

      RESOLVED, that effective immediately the Resignation of Frank F. White, Jr. as a Director of the Corporation be accepted; and further

      RESOLVED, that, effective immediately the number of Directors of the Corporation be and it hereby is Fixed at four (4); and further


      RESOLVED, that effective immediately the resignation of Richard M. Miller, as Chairman of the Board, President and Chief Executive Officer of the Corporation be accepted; and further

      RESOLVED, that effective immediately Kenneth H. Pinkston be and he hereby is elected Chairman of the Board, President and Chief Executive Officer of the Corporation.

Dated:  June 23, 1994


                                        /s/ Joseph V. Ambrose, Jr.
                                        --------------------------

                                        /s/ Brian D. Johnson
                                        --------------------------

                                        /s/ Richard M. Miller
                                        --------------------------

                                        /s/ Kenneth H. Pinkson
                                        --------------------------

                       Consent of The Sole Shareholder Of

                           Willis Corroon Corporation



      The undersigned, being the sole shareholder of Willis Corroon Corporation, a Delaware corporation, does hereby consent to the adoption of the following resolution:

      RESOLVED, that effective at the close of business on December 31, 1995, the resignation of Richard M. Miller as a Director of the Corporation be accepted; and further

      RESOLVED, that, effective January 1, 1996 the first sentence of Article III, Section 2 of the Corporation's By-laws be amended to read as follows:

            "The number of directors shall not be less than one (1) nor more than six (6), as may be fixed from time to time by resolution of the Shareholder or the Board of Directors."

      and further

      RESOLVED, that, effective January 1, 1996 the number of directors of the Corporation be and it hereby is fixed at six (6); and further

      RESOLVED, that, effective January 1, 1996 the Board of Directors of the Corporation shall be comprised of the following individuals, each to serve until the annual Meeting of Stockholders and until the election of his successor:

                                        Thomas Colraine
                                        Charles D. Hamilton
                                        Brian D. Johnson
                                        Kenneth H. Pinkston
                                        Bart R. Schwartz
                                        Larry W. Taylor

DATED: November 6, 1995
                                           Willis Corroon Group plc

                                        By  /s/ Michael Chitty
                                           -------------------------------------
                                                 Secretary